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                                                                    EXHIBIT 5.1


                  [LETTERHEAD OF ALUMINUM COMPANY OF AMERICA]

                                                                  June 30, 1998

Board of Directors
Aluminum Company of America
1501 Alcoa Building
425 Sixth Avenue
Pittsburgh, PA 15219

                Re:  Aluminum Company of America
                     Registration Statement on Form S-4
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LADIES AND GENTLEMEN:

  I am Secretary and Senior Counsel of Aluminum Company of America, a Pennsylvania corporation (the "Company"), and have acted as such in connection with the proposed transactions described in the prospectus/proxy statement (the "Prospectus") forming a part of the Company's Registration Statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on June 30, 1998 under the Securities Act of 1933, as amended (the "Act"), including (i) the proposed merger (the "Merger") of Alumax Inc., a Delaware corporation ("Alumax"), with and into AMX Acquisition Corp. ("AMX"), a newly- formed, wholly-owned subsidiary of the Company, with AMX as the surviving corporation and the separate corporate existence of Alumax thereupon ceasing, and (ii) in connection with the Merger, the offer by AMX to purchase up to 27,000,000 shares of Alumax common stock, par value $.01 per share (the "Shares") at a price of $50.00 net per share (the "Offer"). Upon consummation of the Merger, shares of Alcoa Common Stock, par value $1.00 per share ("Common Stock") will be issued to holders of Shares pursuant to the Merger.

  This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

  In connection with this opinion, I have examined (i) the Registration Statement and the Exhibits thereto, (ii) the Prospectus and the Annexes thereto, including the Agreement and Plan of Merger, dated as of March 8, among the Company, AMX and Alumax (the "Merger Agreement"), (iii) the Articles of Incorporation and the By-Laws of the Company, in each case as amended to the date hereof; (iv) certain resolutions of the Board of Directors of the Company relating to, among other things, the approval of the Offer and the Merger and the issuance and registration of Common Stock; and (v) such other documents as I deemed necessary or appropriate as a basis for the opinion set forth below.

  In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

  I am admitted to the bar of the State of Pennsylvania and I express no opinion as to the laws of any other jurisdiction.
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  Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Common Stock issuable to holders of Shares in the Merger has been duly authorized by all necessary corporate action of the Company and, when issued and delivered in accordance with the terms of the Merger Agreement, will be validly issued by the Company and will be fully paid and nonassessable.

  In rendering the foregoing opinions, I have assumed that (i) the Merger and the other transactions contemplated in the Merger Agreement will be consummated in accordance with the terms of the Merger Agreement (and the exhibits thereto), including being approved and adopted by the requisite votes of the Company shareholders and Alumax stockholders, (ii) the Common Stock will conform in all material respects to the descriptions thereof set forth in the Prospectus and (iii) the certificates representing the Common Stock will be duly executed and delivered.

  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement under the caption "Legal Matters". In giving such consent, I do not hereby admit that I come into the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                          /s/ Denis A. Demblowski

                                          Denis A. Demblowski
                                          Secretary and Senior Counsel